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                                                                    Exhibit 4(c)


                          SUBSIDIARY GUARANTY AGREEMENT
                          -----------------------------


         SUBSIDIARY GUARANTY AGREEMENT, dated as of January 27, 2000, among: (1) REGENT COMMUNICATIONS, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "PARENT COMPANY"); (2) REGENT BROADCASTING, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "BORROWER"); (3) the Subsidiaries of the Parent Company and of the Borrower identified as such in ANNEX A hereto (such Subsidiaries and all of the other Subsidiaries of the Parent Company or of the Borrower from time to time party hereto or bound hereby being hereinafter, together with their successors in title and assigns, called, collectively, the "GUARANTORS" and, singly, a "GUARANTOR"); and (4) FLEET NATIONAL BANK, as collateral agent for the benefit of the Creditors (as defined in the Recitals hereto) (in such capacity, the "ADMINISTRATIVE AGENT"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined in SECTION 1(c) hereof) shall be used herein as therein defined.

                                    RECITALS:
                                    ---------

         A. The Parent Company, the Borrower, the several lenders from time to time party thereto (collectively, the "LENDERS"), Fleet National Bank, as Administrative Agent and Issuing Lender, Fleet Robertson Stephens Inc., as Lead Arranger, and certain other Agents from time to time party thereto (the Lenders, the Administrative Agent, the Issuing Lender, the Lead Arranger and such other Agents being hereinafter called, collectively, the "LENDER CREDITORS"), are party to the Credit Agreement, dated as of January 27, 2000, providing for the making of Loans and other Credit Extensions, including the issuance of, and participation in, Letters of Credit, all as contemplated thereby.

         B. The Borrower may from time to time become a party to one or more Interest Rate Protection Agreements with any Lender or Affiliate of any Lender (each such Lender or Affiliate thereof (even if such Lender ceases to be a Lender under the Credit Agreement for any reason), and its successors and assigns, being hereinafter called, collectively, the "OTHER CREDITORS", and, together with the Lender Creditors, collectively, the "CREDITORS" and, singly, a "CREDITOR").

         C. The Parent Company has guaranteed all of the Obligations and other liabilities of the Borrower and of each of the other Credit Parties under the Loan Documents and Interest Rate Protection Agreements pursuant to ARTICLE VII of the Credit Agreement.

         D. Each Guarantor is a direct or indirect Subsidiary of the Parent Company or of the Borrower.

         E. It is a condition precedent to each credit extension made or to be made on or after the date hereof under the Credit Agreement, the other Loan Documents and the Interest Rate Protection Agreements that the Guarantors shall irrevocably guarantee all of the Obligations of the Parent Company, the Borrower and each of the other Credit Parties under the Loan Documents and the Interest Rate Protection Agreements pursuant to this Subsidiary Guaranty Agreement (as amended, modified, extended, renewed, replaced, restated or supplemented and in effect from time to time, "THIS GUARANTY").

         F. Each Guarantor will obtain direct or indirect benefits from credit extensions made or to be made to the Borrower and other Credit Parties under the Credit Agreement, the other Loan Documents and the Interest Rate Protection Agreements, and, accordingly, each Guarantor desires to enter into this

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Guaranty in order to satisfy the condition precedent described in preceding
Recital E and to induce the Lenders to make credit extensions to the Borrower and other Credit Parties under the Credit Agreement, the other Loan Documents and the Interest Rate Protection Agreements.

         NOW, THEREFORE, in consideration of the foregoing and the direct or indirect benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby, jointly and severally, makes the following representations and warranties to the Administrative Agent for the benefit of the Creditors and hereby, jointly and severally, covenants and agrees with the Administrative Agent for the benefit of the Creditors as follows:

         1. (a) Each Guarantor, jointly and severally, and absolutely, unconditionally and irrevocably guarantees:

                  (i) to the Lender Creditors, the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of (A) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement and all Letter of Credit Obligations with respect to Letters of Credit, and (B) all other Obligations (as defined in the Credit Agreement) and all other obligations (including all obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due, whether or not an allowed claim), liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Borrower and of each of the other Credit Parties to Lender Creditors, whether now existing or from time to time hereafter created or incurred under, arising out of, or in connection with the Credit Agreement or any of the other Loan Documents, and the due performance by the Borrower and by each of the other Credit Parties of all of the terms, conditions and agreements contained in the Credit Agreement or in any of the other Loan Documents (all of such principal, interest, Letter of Credit Obligations, Obligations and other obligations, liabilities and indebtedness being herein collectively called the "LOAN DOCUMENT OBLIGATIONS"); and

                  (ii) to the Other Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the obligations (including all obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due, whether or not an allowed claim), liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Borrower and of each of the other Credit Parties to Other Creditors, whether now existing or from time to time hereafter created or incurred under, arising out of, or in connection with any of the Interest Rate Protection Agreements (whether any such Interest Rate Protection Agreement is now in existence or is at any time hereafter created or entered into), and the due performance by the Borrower and by each of the other Credit Parties of all of the terms, conditions and agreements contained therein (all of such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the "OTHER OBLIGATIONS", and, together with the Loan Document Obligations, collectively called the "GUARANTEED OBLIGATIONS").

         (b) Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty with respect to any or all of the Guaranteed Obligations against any Guarantor without proceeding against any other Guarantor, the Borrower, the Parent Company or any other Credit Party, against any Collateral or other security for any of the Guaranteed Obligations, or against any other guarantor under any other guaranty covering all or any portion of the Guaranteed Obligations. This Guaranty shall constitute a guaranty of payment and not of collection. With respect to each payment required to be made hereunder or under any of the Collateral Documents by any Guarantor, each of the

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Guarantors hereby irrevocably agrees to be bound by the applicable terms of each of SECTION 2.10, SECTION 2.11, SECTION 2.12, SECTION 4.1, SECTION 4.3 and
SECTION 4.7 of the Credit Agreement (as amended from time to time), with the same full force and effect in each case as if each such SECTION were set forth in full in this Guaranty.

         (c) As used herein, the term "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of January 27, 2000, among the Parent Company, the Borrower, the several Persons party thereto as Lenders thereunder, the Issuing Lender, the Lead Arranger, the Administrative Agent, and the several other Persons party thereto as Agents thereunder, providing for the making of Loans and other Credit Extensions to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented, restructured and/or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring all, or any portion of, the Indebtedness under such Credit Agreement or any successor agreements; PROVIDED, HOWEVER, that with respect to any agreement providing for the refinancing of any Indebtedness under the Credit Agreement, such agreement shall only be treated as, or as a part of, the Credit Agreement for purposes of this Agreement if (i) either (A) all of the Obligations under the Credit Agreement being refinanced shall be paid in full at the time of such refinancing, and all commitments under the refinanced Credit Agreement shall have terminated in full, or (B) the Required Lenders shall have consented in writing to the refinancing Indebtedness being treated, along with their Indebtedness, as Indebtedness under the Credit Agreement, (ii) the refinancing Indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced (if such Credit Agreement is to remain outstanding), and (iii) a written notice to the effect that the refinancing Indebtedness is to be treated as arising under the Credit Agreement shall be delivered by the Administrative Agent to the Borrower prior to the implementation of such refinancing.

         2. Additionally, each Guarantor, jointly and severally, absolutely, unconditionally and irrevocably guarantees the immediate payment in full of any and all of the Guaranteed Obligations of each Credit Party to the Creditors (whether or not any of such Guaranteed Obligations are then due or payable by such Credit Party) upon the occurrence in respect of such Credit Party of any of the events specified in SECTION 10.1.6 or SECTION 10.1.7 of the Credit Agreement, and each Guarantor absolutely, unconditionally and irrevocably, jointly and severally, promises to pay all of such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States of America.

         3. The Obligations and other liabilities of each Guarantor hereunder are in addition to and independent of any security or other Collateral for or other guaranties of all or any part of the Guaranteed Obligations, whether executed and delivered by such Guarantor, any other Guarantor, any other guarantor or any other Person, and the Obligations and other liabilities of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of any payment by the Borrower or any other Credit Party or by any other Person, (b) any other continuing or other guaranty, undertaking or maximum liability of any guarantor or of any other Person as to all or any part of the Guaranteed Obligations, (c) any payment on or any reduction of any such other guaranty or undertaking, (d) any payment made to any Creditor on the Guaranteed Obligations which such Creditor shall repay to the Borrower or to any other Credit Party in any Insolvency Proceeding or other legal proceeding, and each Guarantor irrevocably waives any right to the deferral or modification of any of its Obligations hereunder by reason of any such proceeding, (e) any action or inaction by any of the Creditors of the kind referred to in Section 6 hereof, or
(f) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any Collateral or other security therefor.

         4. The Obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Borrower or the Borrower, and a separate action or actions

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may be brought and prosecuted against any Guarantor, whether or not any action is brought against any other Guarantor, any other guarantor of the Borrower or the Borrower, and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower shall be joined in any such action or actions. Each Guarantor irrevocably waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its Obligations or other liabilities hereunder or the enforcement thereof. Any payment by the Borrower or by any other Credit Party or any other circumstance which operates to toll any statute of limitations as to the Borrower or any such other Credit Party shall operate to toll the statute of limitations as to each Guarantor. This Guaranty is a continuing and irrevocable guaranty, and all of the Guaranteed Obligations and other liabilities to which this Guaranty applies or may apply in accordance with the terms hereof shall be conclusively presumed to have been created in reliance on this Guaranty.

         5. Each Guarantor hereby irrevocably waives notice of acceptance of this Guaranty and notice of any Obligations or other liabilities to which it may apply, and irrevocably waives promptness, diligence, presentment, demand for payment, protest, notice of dishonor or nonpayment of any such Obligations or other liabilities, suit or the taking of any other action by the Administrative Agent or by any other Creditor against, and any other notice to, any Person liable thereon (including such Guarantor or any other guarantor of the Borrower, the Borrower, or any other Credit Party).

         6. (a) Each Guarantor hereby irrevocably authorizes each of the Creditors at any time and from time to time, in each case, without the consent of, or notice to, such Guarantor, without incurring any responsibility to such Guarantor, and without impairing or releasing any of the Obligations or other liabilities of such Guarantor hereunder, to:

                  (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, or renew, increase, accelerate or alter, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any Collateral or other security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty of each Guarantor herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered from time to time;

                  (ii) take and hold any security for the payment of all or any part of the Guaranteed Obligations, and/or sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any Property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any part of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof;

                  (iii) exercise or refrain from exercising any rights or remedies against the Borrower, any Guarantor, any other guarantor of the Borrower, any other Credit Party or any other Person;

                  (iv) settle or compromise all or any part of the Guaranteed Obligations, any Collateral or other security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability of the Borrower or of any other Credit Party to any of its creditors;

                  (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or of any other Credit Party to the Creditors regardless of what Guaranteed Obligations of the Borrower or of any other Credit Party shall then remain unpaid;

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                  (vi) release or substitute any one or more endorsers,
         guarantors, Guarantors, the Borrower, any other Credit Parties or any other obligors;

                  (vii) consent to or waive any breach of any act, omission or default under this Guaranty, any of the other Loan Documents, Interest Rate Protection Agreements or any of the Instruments referred to herein or therein, or otherwise amend, modify, supplement, terminate or cancel any provision of this Agreement, any of the other Loan Documents, Interest Rate Protection Agreements or any of such other Instruments; and/or

                  (viii) take any other action which would under otherwise Applicable Law, give rise to a legal or equitable discharge of such Guarantor from its Obligations or other liabilities under this Guaranty.

         (b) The Obligations of each Guarantor under this Guaranty are absolute, unconditional and irrevocable in every respect and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise impaired or affected by, any of the circumstances or occurrences described or referred to in PARAGRAPH (a) of this SECTION 6 or in CLAUSES (i) through (x) of SECTION 17(a) of the Pledge Agreement.

         (c) Each Guarantor hereby absolutely, unconditionally and irrevocably waives all suretyship and other similar defenses to the payment and performance by such Guarantor of any of its Obligations under this Guaranty to the Administrative Agent or to any of the other Creditors.

         (d) This Guaranty shall be effective as to, and shall be enforceable by the Administrative Agent against, each Guarantor from and after the execution and delivery by such Guarantor of a counterpart of this Guaranty. The agreements and Obligations of each Guarantor under this Guaranty are separate and independent from and in addition to the agreements and Obligations of each of the other Guarantors and shall be enforceable by the Administrative Agent against each Guarantor notwithstanding (i) the failure of any other Guarantor to execute and deliver a counterpart of this Guaranty, (ii) the invalidity, unenforceability or inadmissibility in evidence of this Guaranty against any one or more of the other Guarantors, (iii) the release by the Administrative Agent of all or any of the other Guarantors from all or any part of their Obligations under this Guaranty, or the release by the Administrative Agent of all or any part of the Collateral granted by all or any of the other Guarantors to the Administrative Agent under any of the Loan Documents, or (iv) any waiver, termination or cancellation by the Administrative Agent of, or any consent by the Administrative Agent to any departure from, any of the agreements or Obligations of any other Guarantor hereunder on any occasion or occasions, or any failure by the Administrative Agent to enforce any of the agreements or Obligations of any other Guarantor hereunder on any occasion or occasions.

         7. No failure or delay on the part of any Creditor in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Parent Company, the Borrower or any of their Subsidiaries or of any of the officers, directors, or agents acting or purporting to act on their behalf, and

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any Obligations made or created in reliance upon the professed exercise of any of such powers shall be guaranteed hereunder.

         8. Any of the Indebtedness of the Borrower or of any other Credit Party now or hereafter owing to or held by any Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower or of such other Credit Party to the Creditors; and if the Administrative Agent, while any Event of Default shall be continuing, so requests, all of such Indebtedness of the Borrower or of such other Credit Party to such Guarantor shall be collected, enforced and received by such Guarantor as trustee and in trust for the benefit of the Creditors and shall be paid over to the Administrative Agent on behalf of the Creditors on account of the Guaranteed Obligations of the Borrower or of such other Credit Parties to the Creditors, but without affecting or impairing in any manner the Obligations and other liabilities of such Guarantor under this Guaranty. Prior to the transfer by any Guarantor of any promissory note or other Instrument evidencing any of the Indebtedness of the Borrower or of any other Credit Parties to such Guarantor, such Guarantor shall mark such note or other Instrument with a legend that the same is subject to subordination upon the terms contained herein. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all of Guaranteed Obligations have been irrevocably paid in full and in cash.

         9. (a) Each Guarantor irrevocably waives any right (except such as shall be required by Applicable Law and cannot be waived) to require the Administrative Agent or any of the other Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower, any other Credit Party or any other Person; (ii) proceed against or exhaust any Collateral or other security received from the Borrower, any other Guarantor, any other guarantor of the Borrower, any other Credit Party or any other Person; or (iii) pursue any other remedy available to the Administrative Agent or to any of the other Creditors. Each Guarantor irrevocably waives any defense based on or arising out of any defense available to the Borrower, any other Guarantor, any other guarantor of the Borrower, any other Credit Party or any other Person, other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower, any other Credit Party or any other Person, or based on the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or of any other Credit Party, other than payment in full of all of the Guaranteed Obligations in cash. The Administrative Agent and the other Creditors may, at their election, foreclose on any Collateral or other security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial Sales, whether or not any aspect of any such Sale is commercially reasonable, or exercise any other right or remedy that the Administrative Agent or any of the other Creditors may have against the Borrower, any other Credit Party or any other Person, or any Collateral or other security, without affecting or impairing in any way the liability of any Guarantor hereunder, EXCEPT to the extent that the Guaranteed Obligations have been paid in full in cash. Each Guarantor irrevocably waives any defense arising out of any such election by the Administrative Agent or any of the other Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Credit Party or any other Person, or against any Collateral or other security.

         (b) Each Guarantor irrevocably waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurrence of any new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and Property of the Borrower and of each of the other Credit Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the

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Guaranteed Obligations and the nature, scope and extent of the risks which such
Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of any information known to them regarding any of such circumstances or risks.

         (c) Until such time as all of the Guaranteed Obligations shall have been paid in full and in cash, each Guarantor hereby irrevocably waives all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower, any other Guarantor or any other Credit Party which such Guarantor may at any time otherwise have as a result of this Guaranty or as a result of any payment or other distribution by such Guarantor under this Guaranty or any of the Collateral Documents.

         10. In order to induce the Lenders to make Loans and other Credit Extensions pursuant to the Credit Agreement, and in order to induce Other Creditors to execute, deliver and perform Interest Rate Protection Agreements, each Guarantor represents, warrants and covenants that:

                  (a) Such Guarantor is a duly organized and validly existing legal entity and is in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authority to own its Property and to transact the business in which it is engaged and presently proposes to engage.

                  (b) Such Guarantor has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and each other Loan Document to which it is or is to become a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Loan Document. Such Guarantor has duly executed and delivered this Guaranty and each other Loan Document to which it is a party, and each such Loan Document constitutes the legal, valid and binding Obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability or principles of good faith and fair dealing.

                  (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Loan Document to which it is or is to become a party, nor compliance by such Guarantor with the terms and provisions hereof and thereof: (i) will contravene in any material respect any material provision of any Applicable Law, or any order, writ, injunction or decree of any court or other Governmental Authority; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Agreements) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the Property of such Guarantor or of any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement or other Instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its Property is bound or to which it may be subject, or (iii) will violate any provision of the Governing Documents of such Guarantor or of any of its Subsidiaries.

                  (d) Except as otherwise provided or otherwise described in
         SECTION 6.3 of the Credit Agreement, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Loan Document to which such

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         Guarantor is or is to become a party, or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Loan Document to which such Guarantor is or is to become a party.

         11. Each Guarantor covenants and agrees that, from and after the date hereof and until all of the Commitments, the Interest Rate Protection Agreements, the Letter of Credit Commitment, and the Letters of Credit shall have terminated in full and all of the Guaranteed Obligations have been paid and performed in full, such Guarantor shall, and shall cause each of its Subsidiaries to, perform, observe and comply with each of the covenants contained in ARTICLE VIII or ARTICLE IX of the Credit Agreement to the extent that such covenants pertain or otherwise relate to Subsidiaries of the Parent Company or of the Borrower.

         12. The Guarantors hereby, jointly and severally, agree to pay all of the reasonable out-of-pocket costs and expenses of each Creditor from time to time incurred in connection with the enforcement of this Guaranty or the protection of such Creditor's rights hereunder, or in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel engaged by the Administrative Agent or by any of the other Creditors).

         13. This Guaranty shall be binding upon each Guarantor and its successors in title and assigns and shall inure to the benefit of the Creditors and their successors in title and assigns.

         14. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of (a) the Required Lenders or, to the extent required by SECTION 12.1 of the Credit Agreement, all of the Lenders, at all times prior to the time at which all Loan Document Obligations have been paid in full, or (b) the holders of at least a majority of the outstanding Other Obligations at all times after the time at which all Loan Document Obligations have been paid in full), and each Guarantor directly and adversely affected thereby (it being understood that the addition or release (in or whole or in part) of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released); PROVIDED, HOWEVER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all of the Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Guaranty, the term "CLASS" shall mean each class of Creditors, i.e., whether (i) the Lender Creditors as holders of the Loan Document Obligations, or (ii) the Other Creditors as holders of the Other Obligations. For the purpose of this Guaranty, the term "REQUISITE CREDITORS" of any Class shall mean each of (A) with respect to the Loan Document Obligations, the Required Lenders, and (B) with respect to the Other Obligations, the holders of at least a majority of all of the Other Obligations outstanding from time to time.

         15. Each Guarantor confirms and acknowledges that an executed copy of each of the Loan Documents and the Interest Rate Protection Agreements has been made available to its principal executive officers and that such officers are familiar with the contents thereof.

         16. In addition to any other rights or remedies now or hereafter granted by Applicable Law, and not by way of limitation of any such rights or remedies, upon the occurrence and during the continuation of any Event of Default (such term to mean and include any "EVENT OF DEFAULT" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement and shall in any event, include, without limitation, any payment default with respect to any of the Guaranteed Obligations continuing after any applicable grace period), and regardless of the adequacy of any Collateral, each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly irrevocably waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the Obligations and other liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said Obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor acknowledges and agrees that the provisions of this SECTION 16 are subject to the sharing provisions set forth in
SECTION 2.14 of the Credit Agreement.

         17. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party
(a) in the case of any Lender Creditor, as provided in the Credit Agreement, (b) in the case of any Guarantor, at:

                  c/o Regent Communications, Inc.
                  50 East RiverCenter Boulevard
                  Suite 180
                  Covington, Kentucky 41011

and (c) in the case of any Other Creditor, at such address of such Other Creditor as such Other Creditor shall have specified in writing to the Guarantors; or, in any case, at such other address as any of the foregoing Persons may hereafter notify the others in writing.

         18. If any claim is ever made upon any of the Creditors for the repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any of such Creditors repays all or any part of such amount by reason of (a) any judgment, decree or order of any court or other Governmental Authority having jurisdiction over such Creditor or any of its Property, or (b) any settlement or compromise of any such claim effected by such Creditor with any such claimant (including the Borrower), then, and in any such event, each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding the termination or cancellation of any Note, any Interest Rate Protection Agreement or any other Instrument evidencing any of the Guaranteed Obligations or other liabilities of the Borrower or of any other Credit Party, and such Guarantor shall be and remain liable to such Creditor hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any of such Creditors.

         19. (A) THIS GUARANTY AND ALL OF THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED GUARANTORS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH ANY GUARANTOR IS AT THE TIME A PARTY MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF MASSACHUSETTS, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH GUARANTOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION

OVER SUCH GUARANTOR, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS AT THE TIME A PARTY BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH GUARANTOR. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFORESAID COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS SPECIFIED IN
SECTION 17 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT TO WHICH SUCH GUARANTOR IS AT THE TIME A PARTY THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY OF THE CREDITORS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GUARANTOR IN ANY OTHER JURISDICTION.

         (C) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (B) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (D) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         20. In the event the Disposition of any Guarantor in compliance with the terms of the Credit Agreement, such Guarantor may, in connection with such Disposition, be released from this Guaranty by the Administrative Agent, and, if so released, this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect. As used herein, the term "DISPOSITION" shall mean, in relation to any Guarantor (herein called the "AFFECTED SUBSIDIARY"), any event or series of related events (including the Sale or issuance (or series of Sales or issuances) of Equity Interests of the Affected Subsidiary or of any Person which is the direct or indirect parent of the Affected Subsidiary, or any merger, consolidation, recapitalization, reorganization or other transaction or arrangement) as a result of which: (a) the Parent Company, the Borrower and their Subsidiaries shall together cease to own or control, whether legally or beneficially, with power to vote, at least fifty percent (50%) of the Voting Interests of the Affected Subsidiary, and (b) the Affected Subsidiary shall cease to be a direct or indirect Subsidiary of the Parent Company or of the Borrower.

         21. All payments by any Guarantor hereunder shall be made without setoff, counterclaim or other defense.

         22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Instrument. A set of counterparts executed by all of the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         23. It is understood and agreed that any Subsidiary of the Parent Company or of the Borrower that is required to execute a counterpart of this Guaranty pursuant to the Credit Agreement shall automatically (without any action on the part of any party hereto) become a Guarantor hereunder (a) by executing a counterpart hereof, or (alternatively), by executing a Guarantor Supplement, and (in each case) delivering the same to the Administrative Agent.

         24. Notwithstanding anything else to the contrary in this Guaranty, each of the Creditors agrees that this Guaranty may be enforced only by the action of the Administrative Agent, in each case, acting upon the instructions of the Required Lenders (or, after the date on which all of the Loan Document Obligations shall have been paid in full in cash, the holders of at least a majority of the outstanding Other Obligations), and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon any of the Collateral or other security granted or to be granted by the Security Agreements, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Creditors upon the terms of this Guaranty and the Security Agreements. It is understood that the agreement of the Creditors contained in this SECTION 24 is among and solely for the benefit of the Creditors and that if the Required Lenders so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Creditor.

         25. At any time any payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor hereunder against each other such Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "RELEVANT PAYMENT") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor hereunder in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all of the Guarantors hereunder in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "AGGREGATE EXCESS AMOUNT"), each such Guarantor shall have a right of contribution against each other Guarantor which has made payments hereunder in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all of the Guarantors hereunder in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "AGGREGATE DEFICIT AMOUNT") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors, MULTIPLIED by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of any subsequent computation; PROVIDED, HOWEVER, that no Guarantor may take any action to enforce such right until all of the Guaranteed Obligations have been paid in full and all of the Commitments, the Letter of Credit Commitment and the Letters of Credit shall have terminated in full, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Guaranty against any other Guarantor shall be junior in right of payment and subordinate to such other Guarantor's Obligations and other liabilities in respect of the Guaranteed Obligations and any other Obligations owing under this Guaranty. As used in this SECTION 25: (a) each Guarantor's "CONTRIBUTION PERCENTAGE" shall mean the percentage obtained by DIVIDING (x) the Adjusted Net Worth (as defined below) of such Guarantor, by (y) the aggregate of the Adjusted Net Worth of all Guarantors; (b) the "ADJUSTED NET WORTH" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor, and (y) zero; and (c) the "NET WORTH" of each Guarantor shall mean the amount by which the fair salable value of all of such Guarantor's Property on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty, any of the Security Agreements or any other Loan Documents) on such date. All parties hereto recognize and agree that, except for any rights of contribution arising pursuant to this SECTION 25, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no rights of contribution or subrogation against any other Guarantor in respect of such payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

         26. Each Guarantor hereby confirms and acknowledges that it is its intention that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance for purposes of any bankruptcy, insolvency or other similar Applicable Law, the Uniform Fraudulent Conveyance Act or any similar Federal, state of foreign law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the Guaranteed Obligations shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or fraudulent conveyance.

         27. EACH GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH IN THIS GUARANTY IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES AND THAT IF ANY OF SUCH WAIVERS ARE DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS SHALL BE EFFECTIVE ONLY TO THE MAXIMUM EXTENT PERMITTED BY LAW.

         28. This Guaranty, including, without limitation, the representations, warranties and covenants contained herein, shall become effective on and as of the date hereof when the Administrative Agent, the Parent Company, the Borrower and one or more Subsidiaries of the Parent Company or of the Borrower identified in ANNEX A hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent. This Guaranty, and all of the Obligations hereunder of each Guarantor from time to time party hereto, shall be irrevocable and shall not be subject to revocation or termination by any Guarantor at any time with respect to any of the Guaranteed Obligations, whether such Guaranteed Obligations are existing at such time or are incurred, created or arise at any time or times thereafter.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this SUBSIDIARY GUARANTY AGREEMENT to be executed and delivered as of the date first above written.

                                    The Parent Company:
                                    ------------------

                                    REGENT COMMUNICATIONS, INC.



                                    BY: /s/ Anthony A. Vasconcellos
                                       -----------------------------------------
                                       NAME:  Anthony A. Vasconcellos
                                       TITLE: Vice President and
                                              Chief Financial Officer



                                    The Borrower:
                                    -------------

                                    REGENT BROADCASTING, INC.



                                    BY: /s/ Anthony A. Vasconcellos
                                       -----------------------------------------
                                       NAME:  Anthony A. Vasconcellos
                                       TITLE: Vice President and
                                              Chief Financial Officer



                                    The Guarantors:
                                    ---------------

                                    REGENT BROADCASTING
                                      MIDWEST, INC.
                                    REGENT BROADCASTING OF
                                      FLINT, INC.
                                    REGENT LICENSEE OF FLINT, INC.
                                    REGENT BROADCASTING OF
                                      MANSFIELD, INC.
                                    REGENT LICENSEE OF
                                      MANSFIELD, INC.


                                    BY: /s/ Anthony A. Vasconcellos
                                       -----------------------------------------
                                       NAME:  Anthony A. Vasconcellos
                                       TITLE: Vice President and
                                              Chief Financial Officer


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    The Guarantors:
                                    ---------------

                                    REGENT BROADCASTING OF
                                      EL PASO, INC.
                                    REGENT LICENSEE OF EL PASO, INC.
                                    REGENT BROADCASTING OF
                                      ERIE, INC.
                                    REGENT LICENSEE OF ERIE, INC.
                                    REGENT BROADCASTING OF
                                      LEXINGTON, INC.
                                    REGENT LICENSEE OF
                                      LEXINGTON, INC.
                                    REGENT BROADCASTING OF
                                      SAN DIEGO, INC.
                                    REGENT LICENSEE OF
                                      SAN DIEGO, INC.
                                    REGENT BROADCASTING OF
                                      SOUTH CAROLINA, INC.
                                    REGENT LICENSEE OF
                                      SOUTH CAROLINA, INC.
                                    REGENT BROADCASTING OF
                                      ST. CLOUD, INC.
                                    REGENT LICENSEE OF
                                      ST. CLOUD, INC.
                                    REGENT BROADCASTING OF
                                      UTICA/ROME, INC.
                                    REGENT LICENSEE OF
                                      UTICA/ROME, INC.
                                    REGENT BROADCASTING OF
                                      WATERTOWN, INC.
                                    REGENT LICENSEE OF
                                      WATERTOWN, INC.



                                    BY: /s/ Anthony A. Vasconcellos
                                       -----------------------------------------
                                       NAME:  Anthony A. Vasconcellos
                                       TITLE: Vice President and
                                              Chief Financial Officer


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    The Guarantors:
                                    --------------

                                    REGENT BROADCASTING OF
                                      WEST COAST, INC.
                                    REGENT BROADCASTING OF
                                      CHICO, INC.
                                    REGENT LICENSEE OF CHICO, INC.
                                    REGENT BROADCASTING OF
                                      FLAGSTAFF, INC.
                                    REGENT LICENSEE OF
                                      FLAGSTAFF, INC.
                                    REGENT BROADCASTING OF
                                       KINGMAN, INC.
                                    REGENT LICENSEE OF
                                       KINGMAN, INC.
                                    REGENT BROADCASTING OF
                                       LAKE TAHOE, INC.
                                    REGENT LICENSEE OF
                                       LAKE TAHOE, INC.
                                    REGENT BROADCASTING OF
                                       PALMDALE, INC.
                                    REGENT LICENSEE OF
                                       PALMDALE, INC.
                                    REGENT BROADCASTING OF
                                       REDDING, INC.
                                    REGENT LICENSEE OF
                                       REDDING, INC.
                                    REGENT BROADCASTING OF
                                       VICTORVILLE, INC.
                                    REGENT LICENSEE OF
                                       VICTORVILLE, INC.



                                    BY: /s/ Anthony A. Vasconcellos
                                       -----------------------------------------
                                       NAME:  Anthony A. Vasconcellos
                                       TITLE: Vice President and
                                              Chief Financial Officer


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                            ADDRESS OF GUARANTORS:
                                            ----------------------

                                            c/o Regent Communications, Inc.
                                            50 East RiverCenter Boulevard
                                            Suite 180
                                            Covington, Kentucky  41011
                                            Attention: Anthony A. Vasconcellos
                                                       Vice President and
                                                       Chief Financial Officer
                                            Telephone:
                                            Facsimile:


                                            The Administrative Agent:
                                            -------------------------

                                            FLEET NATIONAL BANK,
                                            as Administrative Agent



                                            BY: /s/ Robert F. Milordi
                                               ---------------------------------
                                                 Name: Robert F. Milordi
                                                 Title: Managing Director


                                            ADDRESS OF ADMINISTRATIVE AGENT:
                                            --------------------------------

                                            100 Federal St.
                                            Boston, Massachusetts 02110
                                            Attention:  Robert F. Milordi
                                            Facsimile:  (617) 434-3401
                                            Telephone:  (617) 434-8092